Exhibit 4.17

EXECUTION VERSION

AMENDMENT TO INTERCREDITOR AGREEMENT
AMENDMENT TO INTERCREDITOR AGREEMENT (2019-1C(R)) dated as
of December 30, 2024 (this “Amendment”) is made by and among WILMINGTON TRUST, NATIONAL ASSOCIATION, a Delaware trust company, not in its individual capacity but solely as Trustee (the “Class A Trustee”) under the Sun Country Pass Through Trust 2019-1A (the “Class A Trust”), Trustee (the “Class B Trustee”) under the Sun Country Pass Through Trust 2019-1B (the “Class B Trust”) and Trustee (the “Class C(R) Trustee”) under the Sun Country Pass Through Trust 2019-1C(R) (the “Class C(R) Trust”), WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and SUN COUNTRY, INC., a Delaware corporation (“Sun Country”).
W I T N E S S E T H:
WHEREAS, the Class A Trustee, the Class B Trustee, the Class C Trustee and the Subordination Agent are parties to the Intercreditor Agreement (2019-1), dated as of December 9, 2019 (the “Existing Agreement”);
WHEREAS, on December 9, 2019, Sun Country caused the Class A Trustee, the Class B Trustee and the Class C Trustee to issue and sell an aggregate face amount of
$[    ] of Class A Certificates, $[    ] of Class B Certificates and $[    ] of Class C Certificates, the proceeds from the sale of which were used by the Class A Trustee, the Class B Trustee and the Class C Trustee to purchase Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes, respectively, issued by Sun Country and secured by the Aircraft in accordance with that certain Note Purchase Agreement, dated as of December 9, 2019 (the “Note Purchase Agreement”);
WHEREAS, the Series C Equipment Notes and the Class C Certificates were paid in full on December 15, 2023;
WHEREAS, on December 30, 2024 (the “Class C(R) Certificate Issuance Date”), Sun Country intends to refinance the Series C Equipment Notes;
WHEREAS, on the Class C(R) Certificate Issuance Date, new Series C Equipment Notes (designated as “Series C(R) Equipment Notes”) will be issued in accordance with Section 4(a)(vi) of the Note Purchase Agreement and Section 9.1(c) of the Existing Agreement;
WHEREAS, pursuant to each Indenture, Sun Country will issue on a recourse basis a single series of Series C(R) Equipment Notes to refinance the related Aircraft;
WHEREAS, on the Class C(R) Certificate Issuance Date, Sun Country will enter into the Class C(R) Trust Agreement (as defined below) to establish the Class C(R) Trust;
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WHEREAS, on the Class C(R) Certificate Issuance Date, the Class C(R) Trust will acquire the Series C(R) Equipment Notes having an interest rate equal to the Stated Interest Rate applicable to the Class C(R) Certificates to be issued by the Class C(R) Trust;

WHEREAS, pursuant to the Class C(R) Trust Agreement, the Class C(R) Trust will issue a single class of Class C(R) Certificates having the interest rate and the final distribution date described in the Class C(R) Trust Agreement on the terms and subject to the conditions set forth therein;
WHEREAS, Section 9.1(c) of the Existing Agreement provides that, in connection with such issuance of Class C(R) Certificates, the Existing Agreement shall be amended by written agreement of Sun Country and the Subordination Agent to give effect to such issuance and to provide for the subordination of the Class C(R) Certificates to the Administration Expenses, the Class A Certificates, the Class B Certificates and otherwise as provided therein;
WHEREAS, the parties hereto wish to amend the Existing Agreement pursuant to Section 9.1(c) thereof to give effect to the issuance of the Series C(R) Equipment Notes and the Class C(R) Certificates pursuant to the Indentures and the Class C(R) Trust; and
WHEREAS, Sun Country has obtained a Ratings Confirmation relating to the issuance of the Class C(R) Certificates and this Amendment, as required by Section 9.1(c) of the Existing Agreement.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
Section 1. Definitions. Capitalized terms and phrases used and not otherwise defined herein shall for all purposes of this Amendment, including the recital of the parties and the other preceding recitals, have the respective meanings specified therefor in the Existing Agreement.
Section 2.    Amendment. Effective as of the date hereof, the Existing Agreement shall be amended as follows:
(a)all references to “this Agreement” in the Intercreditor Agreement shall be deemed to refer to the Existing Agreement as amended by this Amendment, and all references in the Existing Agreement or in any other Operative Agreement to the Intercreditor Agreement shall be deemed to refer to the Existing Agreement as amended by this Amendment;
(b)the Class C(R) Trustee shall be added as a party to the Intercreditor Agreement and the Class C Trustee shall be removed as a party to the Intercreditor Agreement;
(c)Section 1.1 of the Existing Agreement shall be amended by adding in alphabetical order within said Section the following new definitions:
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“Amendment to Intercreditor Agreement” means that certain Amendment to Intercreditor Agreement (2019-1C(R)), dated as of the Class C(R) Certificate Issuance Date, by and among the Class A Trustee, the Class B Trustee, the Class C(R) Trustee, Sun Country and Wilmington Trust, National Association, not in its individual capacity except as expressly set forth therein but solely as Subordination Agent.
“Class C(R) Certificate Issuance Date” means December 30, 2024.
“Class C(R) Certificate Purchase Agreement” means the Certificate Purchase Agreement, dated as December 30, 2024, among Sun Country, the purchasers therein, and Wilmington Trust, National Association, not in its individual capacity but solely as Class C(R) Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
“Class C(R) Certificateholder” means, at any time, any Certificateholder of one or more Class C(R) Certificates.
“Class C(R) Certificates” means the certificates issued by the Class C(R) Trust, substantially in the form of Exhibit A to the Class C(R) Trust Agreement, and authenticated by the Class C(R) Trustee, representing Fractional Undivided Interests in the Class C(R) Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class C(R) Trust Agreement.
“Class C(R) Trust” means the Sun Country Pass Through Trust 2019- 1C(R) created and administered pursuant to the Class C(R) Trust Agreement.
“Class C(R) Trust Agreement” means the Basic Agreement, as supplemented by Trust Supplement No. 2019-1C(R) thereto, dated as of the Class C(R) Certificate Issuance Date, governing the creation and administration of the Class C(R) Trust and the issuance of the Class C(R) Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
“Class C(R) Trustee” means WTNA, not in its individual capacity except as expressly set forth in the Class C(R) Trust Agreement, but solely as trustee under the Class C(R) Trust Agreement, together with any successor trustee appointed pursuant thereto.
“Existing Agreement” means the Intercreditor Agreement (2019-1), dated as of December 9, 2019, among the Class A Trustee, the Class B Trustee, the Class C Trustee and Wilmington Trust, National Association, not in its individual capacity except as expressly set forth therein but solely as Subordination Agent.
“Series C(R) Equipment Notes” means the Series C(R) Equipment Notes issued pursuant to each Indenture by Sun Country and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.
(d)Section 1.1 of the Existing Agreement shall be amended further by amending and restating in their entirety the below definitions to read as follows:
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“Class C Adjusted Interest” means, as of any Current Distribution Date:
(a) prior to the Class C(R) Certificate Issuance Date, the “Class C Adjusted Interest” (as defined in the Existing Agreement) and (b) on or after the Class C(R) Certificate Issuance Date, (I) any interest described in clause (II) of this definition accruing prior to theimmediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class C Certificates (A) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date with respect to the Class C Certificates, the Class C(R) Certificate Issuance Date) and ending on, but excluding, the Current Distribution Date, on the Preferred C Pool Balance on such Current Distribution Date and (B) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and
(iv) of the definition of Preferred C Pool Balance for each Series C Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series C Equipment Note), for each day during the period, for each such Series C Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date with respect to the Class C Certificates, the Class C(R) Certificate Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series C Equipment Note, Aircraft or Collateral, as the case may be.
“Class C Certificateholder” means (i) prior to the Class C(R) Certificate Issuance Date, the Class C Certificateholder (as defined in the Existing Agreement) and
(ii) on or after the Class C(R) Certificate Issuance Date, the Class C(R) Certificateholder.
“Class C Certificates” means (i) prior to the Class C(R) Certificate Issuance Date, the Class C Certificates (as defined in the Existing Agreement) and (ii) on or after the Class C(R) Certificate Issuance Date, the Class C(R) Certificates.
“Class C Trust” means (i) prior to the Class C(R) Certificate Issuance Date, the Class C Trust (as defined in the Existing Agreement) and (ii) on or after the Class C(R) Certificate Issuance Date, the Class C(R) Trust.
“Class C Trust Agreement” means (i) prior to the Class C(R) Certificate Issuance Date, the Class C Trust Agreement (as defined in the Existing Agreement) and
(ii) on or after the Class C(R) Certificate Issuance Date, the Class C(R) Trust Agreement.
“Class C Trustee” means (i) prior to the Class C(R) Certificate Issuance Date, the Class C Trustee (as defined in the Existing Agreement) and (ii) on or after the Class C(R) Certificate Issuance Date, the Class C(R) Trustee.
“Final Legal Distribution Date” means (i) with respect to the Class A Certificates, June 15, 2029, (ii) with respect to the Class B Certificates, June 15, 2027 and
(iii) with respect to the Class C(R) Certificates, June 15, 2029.

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“Operative Agreements” means this Agreement, the Trust Agreements, the Certificate Purchase Agreement, the Class C(R) Certificate Purchase Agreement, the Financing Agreements, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.
“Rating Agency” means, at any time, any nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. As of the Class C(R) Certificate Issuance Date, the Rating Agency is Kroll Bond Rating Agency, LLC.
“Regular Distribution Dates” means each June 15 and December 15, commencing on (i) in the case of Class A Certificates, June 15, 2020, (ii) in the case of Class B Certificates, June 15, 2020 and (iii) in the case of Class C(R) Certificates, June 15, 2025; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without distribution of interest for such additional period.
“Series C Equipment Notes” means (i) prior to the Class C(R) Certificate Issuance Date, the Series C Equipment Notes (as defined in the Existing Agreement) and
(ii) on or after the Class C(R) Certificate Issuance Date, the Series C(R) Equipment Notes.
“Stated Interest Rate” means (i) with respect to the Class A Certificates, a per annum rate for any day equivalent to the weighted average interest rate (determined for such purpose based on the applicable Debt Rate as defined in each Indenture) of the Series A Equipment Notes held by the Class A Trust on such day, (ii) with respect to the Class B Certificates, a per annum rate for any day equivalent to the weighted average interest rate (determined for such purpose based on the applicable Debt Rate as defined in each Indenture) of the Series B Equipment Notes held by the Class B Trust on such day and (iii) with respect to the Class C(R) Certificates [ ]% per annum.
Section 3. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Existing Agreement shall remain in full force and effect and are hereby ratified and confirmed.
Section 4. Miscellaneous. The terms of this Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. The terms of this Amendment shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance. This Amendment may be executed in any number of counterparts (including by electronic transmission (including.pdf file,.jpeg file, Adobe Sign, or DocuSign)), each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Amendment by e-mail or any such other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via e-mail from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same
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extent as if it were manually executed. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Intercreditor Agreement (2019-1C(R)) to be duly executed as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in individual capacity but solely as Trustee for the Class A Trust, Class B Trust and the Class(R) Trust

By:	/s/ Chad May
Name:	Chad May
Title:	Senior Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in individual capacity except as expressly set forth herein but solely as Subordination Agent

By:	/s/ Chad May
Name:	Chad May
Title:	Senior Vice President

By:	/s/ Jude Bricker
Name:	Jude Bricker
Title:	CEO

[Signature Page - Amendment to Intercreditor Agreement (2019-1C(R))]